Exhibit 13(c)

                              AMENDED AND RESTATED

                            CLASS D DISTRIBUTION PLAN

                             PURSUANT TO RULE 12b-1

      DISTRIBUTION PLAN made as of the 26th day of April, 2000, by and between each of the Funds listed on Exhibit A, as such Exhibit may be amended from time to time (each a "Fund," and collectively, the "Funds"), severally and not jointly, and Princeton Funds Distributor, Inc., a Delaware corporation (the "Distributor").

                                   WITNESSETH:

      WHEREAS, each Fund intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Directors or Trustees (referenced to herein as the "Directors") of certain Funds are authorized to establish separate series relating to separate portfolios of securities, and the Directors have established and designated multiple series of certain Funds; and

      WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries, including without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund supermarkets ("financial intermediaries"); and

      WHEREAS, each Fund proposes to enter into an Amended and Restated Distribution Agreement with the Distributor, pursuant to which the Distributor will act as the exclusive distributor and representative of each Fund in the offer and sale of shares of common stock or beneficial interest, par value $0.10 per share of each Fund, including the Class D shares (the "Class D Shares") of each Fund, to the public; and

      WHEREAS, each Fund desires to adopt this Amended and Restated Class D Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which each Fund will pay an account maintenance fee to the Distributor with respect to the Fund's Class D Shares; and

      WHEREAS, the Directors of each Fund have determined that there is a reasonable likelihood that adoption of the Plan will benefit each Fund and its Class D shareholders.

      NOW, THEREFORE, each Fund hereby adopts, and the Distributor hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

      1. The Fund shall pay the Distributor with respect to the Class D Shares of each Fund an account maintenance fee under the Plan at the end of each month at the annual rate of average daily net assets of such Fund specified in Exhibit B, to compensate the Distributor for providing, or arranging for the provision of, account maintenance activities with respect to Class

D shareholders of the Fund. Expenditures under the Plan may consist of payments to financial intermediaries for maintaining accounts in connection with Class D Shares and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

      2. The Distributor shall provide the Fund for review by the Board of Directors, and the Directors shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee during such period.

      3. This Plan shall not take effect with respect to a Fund until it has been approved by votes of a majority of both (a) the Directors of the Fund and
(b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

      4. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 3.

      5. The Plan may be terminated at any time with respect to any Fund by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class D voting securities of the applicable Fund.

      6. The Plan may not be amended to increase materially the rate of payments provided for in Paragraph 1 hereof with respect to any Fund unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class D voting securities of the applicable Fund, and by the Directors of the Fund in the manner provided for in Paragraph 3 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 3 hereof.

      7. While the Plan is in effect with respect to any Fund, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Directors who are not interested persons.

      8. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 2 hereof, for a period of not less than six years from the date of the Plan, or the date of such agreement or report, as the case may be, the first two years in an easily accessible place.

      9. The Declaration of Trust establishing each Fund that is organized as a Massachusetts business trust together with all amendments thereto (the "Declaration"), which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of a Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of a Fund, but the trust property only shall be liable.

      IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

                                    EACH OF THE INVESTMENT COMPANIES LISTED ON
                                    EXHIBIT A ATTACHED HERETO

                                    By:
                                       --------------------------------------
                                    Title:


                                    PRINCETON FUNDS DISTRIBUTOR, INC.

                                    By:
                                       --------------------------------------
                                    Title:

                                                                       Exhibit A

Merrill Lynch Americas Income Fund, Inc.
Merrill Lynch Developing Capital Markets Fund, Inc.
Merrill Lynch Dragon Fund, Inc.
Merrill Lynch Emerging Tigers Fund, Inc.
Merrill Lynch EuroFund
Merrill Lynch Global Allocation Fund, Inc.
Merrill Lynch Global Bond Fund for Investment and Retirement
Merrill Lynch Global SmallCap Fund, Inc.
Merrill Lynch Global Technology Fund, Inc.
Merrill Lynch Global Value Fund, Inc.
Merrill Lynch Healthcare Fund, Inc.
Merrill Lynch International Equity Fund
Merrill Lynch Internet Strategies Fund, Inc.
Merrill Lynch Latin America Fund, Inc.
Merrill Lynch Middle East/Africa Fund, Inc.
Merrill Lynch Pacific Fund, Inc.
Merrill Lynch Short-Term Global Income Fund, Inc.

                                                                       Exhibit B

                            Class D Distribution Fees
                            -------------------------

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                                                                  Account Maintenance
                        Name of Fund                                      Fee             Distribution Fee
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             Merrill Lynch Americas Income Fund                          0.25%                  none
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    Merrill Lynch Developing Capital Markets Fund, Inc.                  0.25%                  none
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              Merrill Lynch Dragon Fund, Inc.                            0.25%                  none
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          Merrill Lynch Emerging Tigers Fund, Inc.                       0.25%                  none
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                Merrill Lynch Eurofund, Inc.                             0.25%                  none
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         Merrill Lynch Global Allocation Fund, Inc.                      0.25%                  none
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Merrill Lynch Global Bond Fund for Investment and Retirement             0.25%                  none
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          Merrill Lynch Global SmallCap Fund, Inc.                       0.25%                  none
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           Merrill Lynch Global Technology, Inc.                         0.25%                  none
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           Merrill Lynch Global Value Fund, Inc.                         0.25%                  none
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            Merrill Lynch Healthcare Fund, Inc.                          0.25%                  none
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          Merrill Lynch International Equity Fund                        0.25%                  none
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        Merrill Lynch Internet Strategies Fund, Inc.                     0.25%                  none
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           Merrill Lynch Latin America Fund, Inc.                        0.25%                  none
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        Merrill Lynch Middle East/Africa Fund, Inc.                      0.25%                  none
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              Merrill Lynch Pacific Fund, Inc.                           0.25%                  none
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     Merrill Lynch Short-Term Global Income Fund, Inc.                   0.25%                  none
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                                      B-1